Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consents to the use of our name and use of our report of Independent Registered Public Accounting Firm dated December 28, 2005 except for notes 20 and 21 as to which the date is January 12, 2006 for China BAK Battery, Inc. (formerly known as Medina Coffee, Inc.) as filed with Amendment No. 6 to the Registration on Form SB-2 being filed by the Company.


                                               /s/ Schwartz Levitsky Feldman llp

                                               "SCHWARTZ LEVITSKY FELDMAN LLP"

Toronto, Ontario, Canada
January 12, 2006                                          Chartered Accountants



1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel:  416 785 5353
Fax:  416 785 5663